UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 16, 2008 (September 12, 2008)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

(703) 390-1899

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 12, 2008, SkyTerra Communications, Inc. (“SkyTerra”) entered into an Agreement for Transfer and Exchange (the “Agreement”) with TerreStar Corporation (“TerreStar”) that permits MSV Investors, LLC (“MSV Investors”), an indirect wholly owned subsidiary of SkyTerra, to sell 4,216,270 shares of common stock (the “Networks Shares”) of TerreStar Networks Inc., a majority-owned subsidiary of TerreStar, owned by it. Transferees of the Networks Shares will have the right until May 15, 2014 to exchange them for shares of TerreStar common stock (the “TerreStar Shares”) at an exchange ratio of 4.37 shares of TerreStar common stock per Networks Share, and will be entitled to require TerreStar to register the TerreStar Shares with the Securities and Exchange Commission (“SEC”) for resale. Upon the first such exchange, MSV Investors Holdings, Inc., a wholly owned subsidiary of SkyTerra, has agreed to transfer to TerreStar 3,136,428 shares of common stock of TerreStar Global Ltd., a majority-owned subsidiary of TerreStar, without additional consideration. The Agreement also provides for SkyTerra’s waiver of TerreStar’s obligation contained in the Exchange Agreement among SkyTerra, TerreStar and Motient Ventures Holding Inc., dated May 6, 2006, to use its commercially reasonable efforts to distribute 29,926,074 shares of non-voting common stock of SkyTerra (the “SkyTerra Shares”) to TerreStar’s stockholders. The Agreement also contains representations, warranties, covenants and indemnities by SkyTerra and TerreStar and that are customary for transactions of this nature.

In connection with the execution of the Agreement, TerreStar disposed of the SkyTerra Shares, including 23,626,074 SkyTerra Shares to funds affiliated with Harbinger Capital Partners (“Harbinger”) and 6,300,000 SkyTerra Shares to other transferees. Pursuant to the Agreement, SkyTerra entered into Letter Agreements with each of the TerreStar’s transferees that provide for the exchange of their SkyTerra Shares for shares of voting common stock of SkyTerra on a one-for-one basis and for the registration of such shares for resale with the SEC. On September 16, 2008, the transferees other than Harbinger exchanged an aggregate 6,300,000 SkyTerra Shares for an equal number of shares of SkyTerra voting common stock. Harbinger’s exchange in full of its SkyTerra Shares for shares of SkyTerra voting common stock is subject to the grant by the Federal Communications Commission of Harbinger’s pending application to acquire control of SkyTerra, and certain of Harbinger’s SkyTerra Shares are being held by a collateral agent until such time. Funds affiliated with Harbinger own a significant number of shares of SkyTerra voting common stock, as disclosed in Harbinger’s Report on Schedule 13D/A filed with the SEC on August 25, 2008.

Item 3.02.	Unregistered Sales of Equity Securities.

The information with respect to the exchange of the SkyTerra Shares for shares of voting common stock of SkyTerra set forth in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 16, 2008	By:	/s/ Randy Segal
	Name:	Randy Segal
	Title:	General Counsel